UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VANGUARD 500 INDEX FUND
VANGUARD EMERGING MARKETS STOCK INDEX FUND
VANGUARD ENERGY INDEX FUND
VANGUARD EQUITY INCOME FUND
VANGUARD EUROPEAN STOCK INDEX FUND
VANGUARD EXPLORER FUND
VANGUARD EXTENDED MARKET INDEX FUND
VANGUARD GLOBAL EQUITY FUND
VANGUARD GROWTH INDEX FUND
VANGUARD HEALTH CARE FUND
VANGUARD INTERMEDIATE-TERM TAX-EXEMPT FUND
VANGUARD INTERNATIONAL GROWTH FUND
VANGUARD LIFESTRATEGY MODERATE GROWTH FUND
VANGUARD MID-CAP INDEX FUND
VANGUARD PACIFIC STOCK INDEX FUND
VANGUARD PRECIOUS METALS AND MINING FUND
VANGUARD PRIME MONEY MARKET FUND
VANGUARD PRIMECAP FUND
VANGUARD PRIMECAP CORE FUND
VANGUARD REIT INDEX FUND
VANGUARD SHORT-TERM BOND INDEX FUND
VANGUARD SHORT-TERM TREASURY FUND
VANGUARD SMALL-CAP GROWTH INDEX FUND
VANGUARD STAR FUND
VANGUARD TAX-EXEMPT MONEY MARKET FUND
VANGUARD TOTAL BOND MARKET INDEX FUND
VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND
VANGUARD TOTAL STOCK MARKET INDEX FUND
VANGUARD VALUE INDEX FUND
VANGUARD WINDSOR FUND

(Name of Registrant as Specified In Its Charter)

MASSACHUSETTS COALITION TO SAVE DARFUR, INC.
(DOING BUSINESS AS:  INVESTORS AGAINST GENOCIDE)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Since May 19, 2009, Massachusetts Coalition to Save Darfur, Inc. (d/b/a Investors Against Genocide) has maintained a website, GenocideFreeVanguard.net, to encourage shareholders of the above-listed Registrants (collectively, “Vanguard”) to vote in favor of Proposal No. 3 included in the definitive proxy statements filed by Vanguard with the Securities and Exchange Commission on April 9, 2009.  The text, layout, and linked files of this website are filed as Annex 1 hereto.  Prior to creation of such website, Massachusetts Coalition to Save Darfur, Inc. included information regarding such proposal on the website InvestorsAgainstGenocide.net.  The press releases and email communications linked to on GenocideFreeVanguard.net and included in Annex 1 hereto were first made available on the dates referenced therein.

Additionally, Massachusetts Coalition to Save Darfur, Inc. is filing the text and layout of two internet ads regarding such Proposal No. 3, each of which has linked to GenocideFreeVanguard.net since May 20, 2009.  These two ads are filed as Annex 2 hereto.  Between April 13, 2009, when the ads began, and May 20, 2009, the two ads linked to the website InvestorsAgainstGenocide.net.  Lastly, Massachusetts Coalition to Save Darfur, Inc. is filing the text and layout of an email communication currently intended to be sent to a portion of the Vanguard shareholders encouraging them to vote in favor of Proposal No. 3.  Massachusetts Coalition to Save Darfur, Inc. currently intends to cause this email to be sent to shareholders on or around June 3, 2009.

Annexes:
Annex 1: Text, layout, and linked files of GenocideFreeVanguard.net website as of May 27, 2009.
Annex 2: Text and layout of internet ads linking to GenocideFreeVanguard.net website as of May 27, 2009.
Annex 3: Text and layout of communication to shareholders as of May 27, 2009.

Annex 1

Shareholder information on Vanguard
proxy Question 3

Vote FOR Question 3 on Vanguard's proxy ballot to encourage Genocide-free Investing

Reflect on the Holocaust.  The killing fields of Cambodia.  The massive slaughter in Rwanda.  After each of these horrifying genocides, world leaders and private citizens joined in a collective promise – “Never again.”

Vanguard shareholders now have the unique opportunity to make an important difference in society’s ability to keep that promise.

How?

▪ Vote FOR Question 3 if you are a shareholder of any of these 30 Vanguard funds on the proxy ballots you recently received from Vanguard.

▪ A vote FOR Question 3 requests the Vanguard board to “institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights."
This information was prepared by Investors Against Genocide for the proxy ballot voting at Vanguard on July 2, 2009.

Why?

▪	"Ethical investing" may mean different things to different people, but few people want their hard-earned savings to be invested in companies that help to fund genocide.

▪	In a 2007 study, 71% of respondents said companies should take extreme cases of human rights abuses, such as genocide, into account rather than base investment decisions solely on economic criteria.

▪	Looking back, who would support the idea of investing in firms that sought to make a profit by selling Zyklon-B gas to the Nazis or machetes for the genocide in Rwanda?

▪
The shareholder proposal in Question 3 is not theoretical.  Right now the government in Sudan is waging a genocide in Darfur. Avoiding the small number of problem companies that are helping to fund the genocide in Darfur should not result in any significant effect on performance

Voting information

▪
If you have not voted and still have your proxy, please vote TODAY for Question 3.  Your vote will matter.  You will need your control number and security code from the proxy.  Visit www.proxy-direct.com/vanguard to cast your vote.

▪
If you want to change your vote or have discarded your proxy materials, you can still vote FOR Question 3.  Just contact Vanguard at 800-822-8978 and ask for instructions on how to revote or vote after discarding your materials.

▪	If you have questions or concerns about the proposal or about voting, please feel free to contact us at info@investorsagainstgenocide.org.

Why Vanguard opposes Question 3 -- Vanguard opposes Question 3 and claims that the shareholder proposal, if adopted, would simply result in a “duplicate” of Vanguard’s existing procedure.  We strongly disagree.  Click here to review the key differences.

Help make our investments genocide-free -- TIAA-CREF, another giant mutual fund, has adopted strong policies to draw the line at investing in companies that contribute to genocide, joining many states and colleges that adopted Sudan divestment policies.  Now, if Vanguard acts, it could set a new standard for the world's mutual funds.

About Investors Against Genocide -- Investors Against Genocide, a project of the Massachusetts Coalition to Save Darfur Inc., a 501c3 non-profit, is dedicated to convincing mutual funds, such as Vanguard, to adopt procedures to prevent investments in companies that substantially contribute to genocide.

FAQ's about the voting at Vanguard

▪	Why is Vanguard’s stated approach an inadequate response to genocide?

▪	Which Vanguard funds are voting on Question 3?

▪	How can I help with this effort?

▪	What companies does Vanguard currently hold which are considered by many to be complicit in the Darfur genocide?

Vanguard's policy is an inadequate response to genocide

Vanguard opposes Question 3 and claims that the shareholder proposal, if adopted, would simply result in a “duplicate” of Vanguard’s existing procedure.  We strongly disagree.

▪
The shareholder proposal requests that the Vanguard board “institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity.”

▪
In contrast, the practices and procedures outlined in Vanguard’s statement of opposition consist of a “formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.

▪
Vanguard has so far declined to make public the procedure adopted by its funds’ Board of Trustees, the names of companies about which it has concerns, or how it intends to implement the procedure with problem companies.  For the millions of Americans who are Vanguard customers and do not want their savings or pension funds connected to genocide, Vanguard provides no evidence of positive action, and no transparency about Vanguard’s approach.

▪
Supporting Question 3 is needed to encourage the trustees of Vanguard to adopt a procedure that clearly identifies their approach to preventing holdings in companies that substantially contribute to genocide or crimes against humanity.

Vanguard funds with the opportunity to vote to encourage genocide-free investing

▪	Vote FOR Question 3 to encourage genocide-free investing if you are a shareholder of any of these 30 Vanguard funds:

- 500 Index
- Emerging Markets Stock Index
- Energy Index
- Equity Income
- European Stock Index
- Explorer
- Extended Market Index
- Global Equity
- Growth Index
- Health Care
- Intermediate-Term Tax-Exempt
- International Growth
- LifeStrategy Moderate Growth
- Mid-Cap Index
- Pacific Stock Index

- Precious Metals and Mining
- Prime Money Market
- PRIMECAP
- PRIMECAP Core
- REIT Index
- Short-Term Bond Index
- Short-Term Treasury
- Small-Cap Growth Index
- STAR
- Tax-Exempt Money Market
- Total Bond Market Index
- Total International Stock Index
- Total Stock Market Index
- Value Index
- Windsor

What else can I do to help

▪
Tell your friends and family about the opportunity to vote!  Most shareholders throw away their ballots or automatically vote with management.  Help spread the word of this important opportunity to vote your values, because your help will make a difference in the vote.

▪	Use this half-page flyer about the July 2 vote at Vanguard's shareholder meeting, designed for use as a handout to spread the word.

Vanguard's holdings

▪	Vanguard's holdings of the top problem companies totaled $303 million as of 1/31/2009.

▪	Vanguard increased its holdings in PetroChina between the late 2008 and 1/31/09: from 177 million shares worth $134 million to 189 million shares worth $140 million.

▪	Vanguard's PetroChina shares were held by six mutual funds:
- Emerging Markets Stock Index Fund
- Energy Fund
- FTSE All-World ex-US Index Fund
- Global Equity Fund
- Total International Stock Index Fund
- Total World Stock Index Fund

Vanguard shares	9/30/2008	10/31/2008	12/31/2008	1/31/2009
Emerging Markets Stock Index
China Petroleum		118,586,580		123,943,060
CNPC		17,594,330		17,944,330
Oil and Natural Gas Corp		1,982,723		2,071,529
PetroChina		149,630,899		155,673,909
Petronas Dagangan Bhd		1,856,200		1,909,000
Petronas Gas Bhd		3,573,028		3,684,728
Sinopec Shanghai Petrochemical		16,747,668		17,371,596
FTSE All-World ex-US Index
China Petroleum		3,702,000		5,876,000
CNPC		380,000		860,000
Oil and Natural Gas Corp		51,738		103,985
PetroChina		4,742,000		7,406,000
Petronas Dagangan Bhd		96,800		96,800
Petronas Gas Bhd		129,100		221,000
Sinopec Shanghai Petrochemical		184,000		828,000
Global Equity Fund
China Petroleum	20,116,000		35,682,000
Oil and Natural Gas Corp			158,292
PetroChina			2,760,000
Total International Stock Index
China Petroleum		15,854,000		17,472,000
CNPC		2,230,000		2,690,000
Oil and Natural Gas Corp		258,023		289,514
PetroChina		19,812,000		22,148,000
Petronas Dagangan Bhd		233,200		233,200
Petronas Gas Bhd		451,400		506,500
Sinopec Shanghai Petrochemical		2,242,000		2,242,000
Total World Stock Index
China Petroleum		126,000		268,000
CNPC				20,000
Oil and Natural Gas Corp		1,550		4,910
PetroChina		180,000		350,000
Petronas Dagangan Bhd		1,300		1,300
Petronas Gas Bhd		4,500		10,100
Sinopec Shanghai Petrochemical				18,000
Energy
China Petroleum				74,000
Oil and Natural Gas Corp		3,610,661		3,674,174
PetroChina		744,000		744,000
Petronas Dagangan Bhd				635,800

Other materials from Investors Against Genocide

▪	Press release on genocide-free investing on the ballot at 30 Vanguard funds - April 13, 2009

▪	Press release on victory for genocide-free investing-TIAA-CREF and IAG announcements - March 26, 2009

▪	Press release on Vanguard announcing procedures "substantially identical" to IAG - March 11, 2009

▪	Email on Vanguard voting begins this week - April 12, 2009

▪	Email on major victories for genocide-free investing - March 27, 2009

Investors Against Genocide     Contact us at 617-517-6310 or info@InvestorsAgainstGenocide.org.

Press release on genocide-free investing on the ballot at 30 Vanguard funds - April 13, 2009

Investors Against Genocide
Draw the line at investing in genocide

FOR IMMEDIATE RELEASE
Susan Morgan – 617-797-0451

GENOCIDE-FREE INVESTING PROPOSAL ON BALLOT AT 30 VANGUARD FUNDS

First Vanguard proxies since 2002 to be mailed this week giving millions of Vanguard customers the opportunity FOR”a policy to avoid investing in genocideto vote “

Boston, MA – April 13, 2009 – Due to a shareholder action coordinated by  Investors Against Genocide, millions of Vanguard customers will soon have the opportunity to vote on whether or not they want their personal savings to be invested by Vanguard in companies that substantially contribute to genocide or crimes against humanity. This special shareholder meeting provides the first opportunity for Vanguard shareholders to vote their proxies since the meeting on December 3, 2002.

On April 9, Vanguard’s SEC filing confirmed that the genocide-free investing proposal will be on the proxy ballot to be mailed the week of April 13 to shareholders of record of 30 of its funds. The filing states the combined net assets of those funds as $597 billion, more than half of all Vanguard’s mutual fund assets.

The shareholder proposal asks the fund’s Board to “institute procedures to prevent holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.” The submissions at Vanguard are part of a broad campaign of shareholder action coordinated by Investors Against Genocide. The proposal is also expected to be on the ballot in early August for The Investment Company of America, a $53 billion fund, from American Funds, with more than 4 million shareholders.

"We urge Vanguard customers to check their mail and email for these proxy materials which provide an opportunity to vote for the proposal to avoid investments in genocide," states Eric Cohen, chairperson of Investors Against Genocide. "This vote is particularly unusual, because Vanguard customers have not had an opportunity to vote in nearly seven years, and also because the genocide-free investing proposal is the first shareholder proposal to make it onto the proxy ballot at Vanguard. We hope that shareholders of the 30 funds will carefully read question three on their proxy ballots and vote according to their conscience on this important issue."

The shareholder proposal for genocide-free investing raises the issue of the fundamental management responsibilities of financial institutions and whether shareholders should be able to expect mainstream funds to avoid investing in companies contributing to genocide. The public's interest in this expectation was highlighted by a 2007 study by KRC Research, in which 71% of respondents said companies should take into account extreme cases of human rights abuses, such as genocide, when investing overseas, rather than base their investment decisions on economic criteria only. Reflecting the broad public support against investing in genocide, both Houses of Congress unanimously passed the Sudan Accountability and Divestment Act passed, signed into law by President Bush on December 31, 2007, which provided explicit support for fiduciaries to divest from Sudan.

In Vanguard’s SEC filing yesterday, the company asks its shareholders to “vote against the proposal because it calls for procedures that duplicate existing practices and procedures of the Vanguard funds.” According to Vanguard’s SEC filing, the company has adopted a new policy which “applies to all 157 funds and is substantially identical to the shareholder proposal submitted for 30 funds.” The filing noted that the Vanguard funds’ “trustees directed Vanguard to implement a formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.”

However in contrast to its stated policy, Vanguard’s SEC filing on March 31 showed that, in its most recent quarter, the company increased its holdings of PetroChina (NYSE: PTR) and the other large oil industry partners of the government of Sudan which help fund the genocide in Darfur. Vanguard has so far declined to make public the policy adopted by its funds’ Board of Trustees, the names of companies about which it has concerns, or how it intends to implement the policy with problem companies.

“Vanguard has failed this first public test of its recently announced policy which seemed to call for action against investments in companies involved in crimes against humanity or patterns of egregious abuses of human rights,” states Cohen. “Further, Vanguard has offered no explanation for its choice to buy more stock in these companies. For the millions of Americans who are Vanguard customers and do not want their savings or pension funds connected to genocide, Vanguard provides no reassurance – purchasing more stock in problem companies, no evidence of positive action, and no transparency about Vanguard’s approach.”

Vanguard’s lack of transparency stands in stark contrast to the recent, clear, public statements by TIAA-CREF to take strong action against PetroChina, and the other problem companies, and the public action by 27 states and 61 colleges and universities that have divested from PetroChina because of its complicity in Sudan.

On March 26, TIAA-CREF announced its decision to vigorously engage PetroChina and other problem companies partnering with the Government of Sudan and to divest from those companies if they continue to substantially contribute to genocide or crimes against humanity. TIAA-CREF’s policy applies to the ongoing genocide in Darfur, Sudan as well as to future genocides. This policy at TIAA-CREF is a clear victory for the cause of genocide-free investing.

As a result of this significant commitment from TIAA-CREF, Investors Against Genocide withdrew its shareholder proposal from the proxy ballot for TIAA-CREF’s July shareholders’ meeting.

In the spring of 2008, shareholder proposals at 21 Fidelity mutual funds asked those funds to make a commitment to be genocide-free. Despite Fidelity’s active opposition, the proposals received an unusually high level of voter support, ranging from 20% to 31%, surprising the mutual fund industry.

During the presidential campaign, John and Cindy McCain, Barack Obama, Sarah Palin, John Edwards, Rudy Giuliani and Sam Brownback sold their mutual funds that held substantial amounts of stock in one or more of the problematic oil companies.

In September 2008, the Congressional Human Rights Caucus held a briefing on genocide-free investing focusing on the problem of US financial institutions making large investments in genocide. Plans are underway for formal Congressional committee hearings on genocide-free investing in 2009.

Many US investment firms have large holdings of shares in PetroChina, a Chinese oil company that is one of the worst offenders among companies helping to fund the genocide in the Darfur region of Sudan. Some of the largest holders of PetroChina include the well-known and widely held mutual fund firms Franklin Templeton, American Funds, Fidelity, and Vanguard. Thousands of individuals have joined this movement and divested their personal savings from investment firms, like Fidelity, that own shares in such companies.

Hundreds of thousands have been killed and 2.7 million have been driven from their homes, in Darfur. This humanitarian crisis has been labeled by the US government as the first genocide of the 21st century. The government of Sudan has continued to pursue genocide in Darfur for nearly five years, using as much as 70% of its oil revenue to provide arms and funding for the genocide, rather than economic development for the poor people of Sudan. Although federal law prevents most US companies from operating in Sudan, American financial institutions, notably mutual fund companies, are major investors in the Chinese, Indian, and Malaysian oil companies involved in Sudan which are helping to fund this genocide. As a result, ordinary investors, through their mutual funds, family savings, and pension plans entrusted to these financial institutions are inadvertently investing in genocide.

####

Investors Against Genocide is a non-profit organization dedicated to convincing mutual fund and other investment firms to change their investing strategy so as to avoid complicity in genocide. The organization works with individuals, companies, organizations, financial institutions, the press, and government agencies to build awareness and to create financial, public relations, and regulatory pressure for investment firms to change. The ultimate goals are that the Government of Sudan ends its deadly genocide in Darfur and that investment firms avoid investing in genocide. For more information, visit www.investorsagainstgenocide.org.

Press release on victory for genocide-free investing-TIAA-CREF and IAG announcements - March 26, 2009

Investors Against Genocide
Draw the line at investing in genocide

FOR IMMEDIATE RELEASE
Susan Morgan – 617-797-0451

TIAA-CREF ANNOUNCES ESCALATION IN EFFORTS TO AVOID INVESTMENTS IN COMPANIES WITH TIES TO GENOCIDE
Investors Against Genocide withdraws shareholder proposal that prompted escalation

Boston, MA – March 26, 2009 – In an important victory for the cause of genocide-free investing, Investors Against Genocide has announced it withdrew its shareholder proposal from the proxy ballot for TIAA-CREF’s July shareholders’ meeting. This announcement follows TIAA-CREF’s decision to vigorously engage PetroChina and other problem companies partnering with the Government of Sudan and to divest from those companies if they continue to substantially contribute to genocide or crimes against humanity. TIAA-CREF’s policy applies to the ongoing genocide in Darfur, Sudan, as well as to future genocides.

According to Eric Cohen, Chairperson of Investors Against Genocide, the decision by TIAA-CREF is an important milestone for the financial services industry. “We commend TIAA-CREF for its clear and public leadership in drawing the line at genocide. While ethical investing may mean different things to different people, TIAA-CREF’s decision supports the belief of the overwhelming majority of Americans who do not want their savings and pension funds connected to genocide,” states Cohen. “TIAA-CREF’s commitment to act sets a higher standard for the entire financial services industry.”

TIAA-CREF’s press release today stated, “We recognize that genocide and crimes against humanity, whether in Darfur or elsewhere, require a higher standard of response.” TIAA-CREF stated that it will “seek meetings between TIAA-CREF executives and executives of target companies to encourage them to take positive and meaningful humanitarian steps and attempt to end genocide.” Target companies include PetroChina, CNPC Hong Kong, Oil and Natural Gas Corporation, Sinopec, and PETRONAS. The company further states that it will “evaluate progress within nine months and, if we still hold positions in these companies at that time, we will divest their shares from all accounts if milestones showing significant progress are not achieved, and announce that decision publicly.”

“By its statement today, TIAA-CREF has recognized the unique importance of taking aggressive action in the face of genocide and crimes against humanity,” Cohen said. “We expect that the new policy of escalated actions and strong messages referenced in today’s statement will be formally integrated into TIAA-CREF’s published policies.”

Investors Against Genocide had shareholder proposals pending that applied to the College Retirement Equity Fund (CREF) accounts and would have been voted on at the shareholder meeting in July. Today’s action by TIAA-CREF sets policy for all of TIAA-CREF’s accounts and funds, whether they are actively or passively managed.

On March 10, Vanguard announced that it had implemented a new, corporate-wide policy that it said was “substantially identical” to Investors Against Genocide’s shareholder proposal regarding investments in companies connected with genocide and crimes against humanity. According to Vanguard’s SEC filing of preliminary proxy materials for its shareholder meeting on July 2, 2009, the

Vanguard funds’ “trustees directed Vanguard to implement a formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.” One of the first concrete demonstrations of Vanguard’s new policy may be in the filing expected on March 31 showing the holdings of Vanguard’s Emerging Markets Stock Index Fund. “If Vanguard’s Emerging Markets Stock Index Fund shows a significant reduction in its holdings of PetroChina, then we will have a clear signal that Vanguard’s Trustees are serious about not connecting their customers with the genocide in Darfur,” said Cohen.

The shareholder proposals submitted for 30 Vanguard funds and 6 CREF accounts are part of a broad campaign of shareholder action coordinated by Investors Against Genocide. The shareholder proposal asks the fund’s Board to “institute procedures to prevent holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.”

The proposal raises the issue of the fundamental management responsibilities of financial institutions and whether shareholders should be able to expect mainstream funds to be genocide-free. The public's interest in this expectation was highlighted by a 2007 study by KRC Research, in which 71% of respondents said companies should take into account extreme cases of human rights abuses, such as genocide, when investing overseas, rather than base their investment decisions on economic criteria only.

According to Cohen, the recent policy developments at TIAA-CREF and Vanguard are an extremely positive indication that the financial services industry is beginning to shift toward genocide-free investing. “Moving forward, market forces will encourage other very large mainstream financial services companies to follow suit,” said Cohen. “By doing the right thing, TIAA-CREF and Vanguard will benefit by an influx of new customers who do not want their personal savings tied to the genocide in Darfur or to future genocides,” said Cohen.

Shareholder proposals are also slated for a vote at American Funds in August and have been submitted to other fund companies including T. Rowe Price, Putnam, Barclay’s, and Franklin Templeton among others.

In the spring of 2008, shareholder proposals at 21 Fidelity mutual funds asked those funds to make a commitment to be genocide-free. Despite Fidelity’s active opposition, the proposals received an unusually high level of voter support for a shareholder proposal on a social issue, ranging from 20% to 31%.

Public recognition of the problem of investing in genocide has grown over the last two years, along with support for avoiding such investments. The House and Senate unanimously passed the Sudan Accountability and Divestment Act, signed by President Bush in December 2007. By July 2008, 27 states and at least 61 colleges and universities had decided to divest from Sudan.

During the presidential campaign, John and Cindy McCain, Barack Obama, Sarah Palin, Rudy Guiliani, John Edwards, and Sam Brownback sold their mutual funds that held substantial amounts of stock in one or more of the problematic oil companies.

In September 2008, the Congressional Human Rights Caucus held a briefing on genocide-free investing focusing on the problem of US financial institutions making large investments in genocide. Plans are underway for formal Congressional committee hearings on genocide-free investing in 2009.

Many US investment firms have large holdings of shares in PetroChina, a Chinese oil company that is one of the worst offenders among companies helping to fund the genocide in the Darfur region of Sudan. Some of the largest holders of PetroChina include the well-known and widely held mutual fund firms Franklin Templeton, American Funds, and Fidelity.

Hundreds of thousands have been killed and 2.5 million have been driven from their homes, in Darfur. This humanitarian crisis has been labeled by the US government as the first genocide of the 21st century. The government of Sudan has continued to pursue genocide in Darfur for nearly five years, using as much as 70% of its oil revenue to provide arms and funding for the genocide, rather than economic development for the poor people of Sudan. Although federal law prevents most US companies from operating in Sudan, American financial institutions, notably mutual fund companies, are major investors in the Chinese, Indian, and Malaysian oil companies involved in Sudan which are helping to fund this genocide. As a result, ordinary investors, through their mutual funds, family savings, and pension plans entrusted to these financial institutions are inadvertently investing in genocide.

####

Investors Against Genocide is a non-profit organization dedicated to convincing mutual fund and other investment firms to change their investing strategy so as to avoid complicity in genocide. The organization works with individuals, companies, organizations, financial institutions, the press, and government agencies to build awareness and to create financial, public relations, and regulatory pressure for investment firms to change. The ultimate goals are that the Government of Sudan ends its deadly genocide in Darfur and that investment firms avoid investing in genocide. For more information, visit www.investorsagainstgenocide.org.

Press release on Vanguard announcing procedures "substantially identical" to IAG - March 11, 2009

Investors Against Genocide
Draw the line at investing in genocide

FOR IMMEDIATE RELEASE Susan Morgan – 617-797-0451

VANGUARD ANNOUNCES PROCEDURES TO AVOID INVESTMENTS IN COMPANIES COMPLICIT IN HUMAN RIGHTS ABUSES
New procedures are “substantially identical” to Investors Against Genocide’s shareholder action

Boston, MA – March 11, 2009 – Investors Against Genocide welcomes Vanguard’s SEC filing yesterday of preliminary proxy materials for its shareholder meeting on July 2, 2009, referencing a new, corporate-wide policy regarding investments in companies connected with crimes against humanity.

The filing also included the “genocide-free investing” proposal for voting by 30 Vanguard funds. These proposals are part of the campaign coordinated by Investors Against Genocide, a non-profit organization to convince mutual fund and other investment firms to change their investing strategy so as to avoid complicity in genocide.

According to Vanguard’s filing, this new policy “applies to all 157 funds and is substantially identical to the shareholder proposal submitted for 30 funds.” The filing noted that the Vanguard funds’ “trustees directed Vanguard to implement a formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.”

“We welcome the Board’s decision to evaluate and address investments in companies that substantially contribute to genocide or other crimes against humanity, the world’s most egregious violations of human rights,” states Eric Cohen, chairperson of Investors Against Genocide. “This action by the Board of Trustees of Vanguard is a clear affirmation that fiduciary responsibility and ethical responsibility are not mutually exclusive.”

The shareholder proposals submitted for 30 funds are part of a broad campaign of shareholder action coordinated by Investors Against Genocide. The shareholder proposal asks the fund’s Board to “institute procedures to prevent holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.”

In Vanguard’s SEC filing, the company asks its shareholders to “vote against the proposal because it calls for procedures that duplicate existing practices and procedures of the Vanguard funds.”

By applying its new policy to all its funds, Vanguard is demonstrating the feasibility of divesting not only from actively managed funds, but also from funds that track an index. Managers of funds that oppose genocide-free investing have sometimes cited index funds as a reason that they are unable to take action. Vanguard’s action demonstrates that both actively and passively managed funds may be structured to avoid complicity in genocide.

Cohen noted that one of the first concrete demonstrations of Vanguard’s new policy may be in the filing expected on March 31 showing the holdings of Vanguard’s Emerging Markets Stock Index Fund. The most recent available SEC filing for this fund shows it owning 149,630,899 shares of PetroChina. “If Vanguard’s Emerging Markets Stock Index Fund shows a significant reduction in its holdings of PetroChina, then we will have a clear signal that Vanguard’s Trustees are serious about not connecting their customers with the genocide in Darfur.”

Over the next month, Investors Against Genocide will be in discussions with Vanguard about whether the shareholder proposals for “genocide-free investing” will be withdrawn from the proxy statement in light of this new development. According to Cohen, PetroChina is a good test case because it is widely considered the worst of the companies that provide the funds the Government of Sudan needs to carry on the genocide in Darfur.

The proposal raises the issue of the fundamental management responsibilities of financial institutions and whether shareholders should be able to expect mainstream funds to be genocide-free. The public's interest in this expectation was highlighted by a 2007 study by KRC Research, in which 71% of respondents said companies should take into account extreme cases of human rights abuses, such as genocide, when investing overseas, rather than base their investment decisions on economic criteria only.

Public recognition of the problem of investing in genocide has grown over the last two years, along with support for avoiding such investments.

The House and Senate unanimously passed the Sudan Accountability and Divestment Act, signed by President Bush in December 2007.

In the spring of 2008, shareholder proposals at 21 Fidelity mutual funds asked those funds to make a commitment to be genocide-free. Despite Fidelity’s active opposition, the proposals received an unusually high level of voter support, ranging from 20% to 31%, surprising the mutual fund industry.

By July 2008, 27 states and at least 61 colleges and universities had decided to divest from Sudan.

During the presidential campaign, John and Cindy McCain, Barack Obama, Sarah Palin, Rudy Guiliani, John Edwards, and Sam Brownback sold their mutual funds that held substantial amounts of stock in one or more of the problematic oil companies.

In September 2008, the Congressional Human Rights Caucus held a briefing on genocide-free investing focusing on the problem of US financial institutions making large investments in genocide. Plans are underway for formal Congressional committee hearings on genocide-free investing in 2009.

Many US investment firms have large holdings of shares in PetroChina, a Chinese oil company that is one of the worst offenders among companies helping to fund the genocide in the Darfur region of Sudan. Some of the largest holders of PetroChina include the well-known and widely held mutual fund firms Franklin Templeton, American Funds, Fidelity, and Vanguard. An increasing number of colleges, universities, and states have taken action to divest from companies that help fund the genocide in Darfur. Thousands of individuals have joined this movement and divested their personal savings from investment firms, like Fidelity, that own shares in such companies.

Hundreds of thousands have been killed and 2.5 million have been driven from their homes, in Darfur. This humanitarian crisis has been labeled by the US government as the first genocide of the 21st century. The government of Sudan has continued to pursue genocide in Darfur for nearly five years, using as much as 70% of its oil revenue to provide arms and funding for the genocide, rather than economic development for the poor people of Sudan. Although federal law prevents most US companies from operating in Sudan, American financial institutions, notably mutual fund companies, are major investors in the Chinese, Indian, and Malaysian oil companies involved in Sudan which are helping to fund this genocide. As a result, ordinary investors, through their mutual funds, family savings, and pension plans entrusted to these financial institutions are inadvertently investing in genocide.

####

Investors Against Genocide is a non-profit organization dedicated to convincing mutual fund and other investment firms to change their investing strategy so as to avoid complicity in genocide. The organization works with individuals, companies, organizations, financial institutions, the press, and government agencies to build awareness and to create financial, public relations, and regulatory pressure for investment firms to change. The ultimate goals are that the Government of Sudan ends its deadly genocide in Darfur and that investment firms avoid investing in genocide. For more information, visit www.investorsagainstgenocide.org.

Email on Vanguard voting begins this week - April 12, 2009

Email on Vanguard voting begins this week

Vanguard voting begins this week - email sent on April 12, 2009

Investors Against Genocide
Draw the line at investing in genocide

This week, millions of Vanguard proxy ballots will be mailed and emailed to American households. The ballots provide Vanguard customers with a unique opportunity to vote for genocide-free investing.  For shareholders of 30 of its funds, a vote FOR Question 3 indicates they do not want Vanguard to invest their family savings in companies that substantially contribute to genocide or crimes against humanity.

HELP “GET OUT THE VOTE”

Whether or not you are a customer, we need your help to get out the vote.Please forward this email to friends and family and also use other means such as social networking sites, blogs, group meetings, and bulletin boards to spread the word.We need to reach as many voters as possible since many people ignore proxy ballots assuming they contain no issues of interest.  Click here for materials you can use to help spread the word.

VOTE YOUR VANGUARD SHARES

If you are a Vanguard customer, watch for your proxy ballots and vote your conscience on this important issue. Look for Question 3 on the ballot page.

Vanguard is urging customers to vote “against” Question 3 stating that the company adopted a policy that is "substantially identical" to our shareholder proposal. However, despite of the encouraging announcement about this policy, we were disappointed to learn from Vanguard’s SEC filing on March 31 that they actually recently increased their holdings of PetroChina and other large oil industry partners of the government of Sudan which help fund the genocide in Darfur.Vanguard offers no explanation for its choice to buy more stock in these companies. Vanguard declines to release the policy adopted by its funds’ Board of Trustees, the names of companies about which it has concerns, or how it intends to implement the policy with problem companies.Vanguard’s lack of action and lack of transparency fails to demonstrate the commitment that shareholders deserve to feel confident that their savings are not connected to genocide.

The voting will remain open up until the shareholders meeting on July 2.All Vanguard shareholders can change their vote to be FOR Question 3 right up until the meeting.For instructions on how to change your vote or if you no longer have your voting materials, contact us at VanguardVote@InvestorsAgainstGenocide.org.

SEND AN EMAIL TO VANGUARD

Whether you are a customer or not, please click here to send email to Vanguard telling them to immediately divest the problem companies and become more transparent about their policy on companies tied to human tights abuses.

This battle with Vanguard will be very hard to win, since most shareholders don’t bother to vote.Vanguard’s ambiguous policy will make our work more difficult.Please help us “get out the vote” for genocide-free investing.

Thanks so much all you’ve done and continue to do for the cause.

The Investors Against Genocide Team

PS – If you haven't already joined us, please volunteer to submit a shareholder proposal for any mutual fund you have held for over a year and in which you have at least $2,000 invested.We’ve made the process very easy and completely confidential. Click here for details.  Becoming a volunteer costs nothing, extends the reach of the campaign, and helps to force a vote and increased public attention on the problem of financial firms investing in genocide.

Investors Against Genocide     Contact us at 617-517-6310 or info@InvestorsAgainstGenocide.org.

Email on major victories for genocide-free investing - March 27, 2009

Email on major victories for genocide-free investing

Major victories for genocide-free investing - email sent on March 27, 2009

Investors Against Genocide
Draw the line at investing in genocide

Thanks to your support, we have exciting news about two huge steps forward in our campaign. Our message is being heard and has resulted in significant changes at two of the largest mutual funds.

On March 26, TIAA-CREF announced its decision to vigorously engage PetroChina and other problem companies partnering with the Government of Sudan and to divest from those companies if they continue to substantially contribute to genocide or crimes against humanity.  TIAA-CREF’s policy applies to the ongoing genocide in Darfur, Sudan, as well as to future genocides.  This policy at TIAA-CREF is a clear victory for the cause of genocide-free investing.  As a result of this significant commitment from TIAA-CREF, Investors Against Genocide has withdrawn its shareholder proposal from the proxy ballot for TIAA-CREF’s July shareholders’ meeting.

Additionally, on March 10, Vanguard announced that it had implemented a new, corporate-wide policy that it said was “substantially identical” to Investors Against Genocide’s shareholder proposal regarding investments in companies connected with genocide and crimes against humanity.  According to Vanguard’s SEC filing of preliminary proxy materials for its shareholder meeting on July 2, 2009, the Vanguard funds’ “trustees directed Vanguard to implement a formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.”
Click here for information on how to submit a shareholder proposal!

We will monitor Vanguard's actions for a concrete demonstration of their new policy, with indications perhaps as early as their next SEC filing on March 31.  Depending on what we see, we will decide whether to withdraw the 30 proposals that are now scheduled for votes by Vanguard shareholders.

We will keep you posted as events unfold.  With the precedents now set at TIAA-CREF and at Vanguard we have higher hopes for action at other funds as well.  Our strategy of submitting shareholder proposals is proving successful, to force engagement on the need for investment firms to implement a policy against investing in genocide.  Thanks so much for all you’ve done to make that strategy work and to achieve these significant milestones.

The Investors Against Genocide Team

PS – There are still major funds that haven’t taken action, including American Funds, Barclays, Fidelity, and Franklin Templeton.  If you haven't already joined us, please volunteer to submit a shareholder proposal for any mutual fund you have held for over a year and in which you have at least $2,000 invested.  We’ve made the process very easy and completely confidential.  Click here for details.  Becoming a volunteer costs nothing, and has tremendous leverage, since your submission to any given fund may result in all of that fund's shareholders having a chance to vote on the proposal to avoid investing in companies that substantially contribute to genocide.  Depending on the fund, that could mean that a million shareholders, or more, may get a chance to vote!

Investors Against Genocide     Contact us at 617-517-6310 or info@InvestorsAgainstGenocide.org.

Annex 2

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Are you a Vanguard customer?  Do you know one?  Learn how you can help get out the vote to encourage genocide-free investing at Vanguard.
URL:      www.genocidefreevanguard.net
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Annex 3
Dear Vanguard shareholder,

Please take a moment to reflect on the Holocaust.  The killing fields of Cambodia.  The massive slaughter in Rwanda.  After each of these horrifying genocides, world leaders and private citizens joined in a collective promise – “Never again.”

Today, as a shareholder in Vanguard’s Equity Income Fund, you have a unique opportunity to make an important difference in society’s ability to keep that promise.

How?  Vote FOR Question 3 on the proxy ballot you recently received from Vanguard to support a shareholder proposal requesting that the trustees of Vanguard institute procedures to prevent Vanguard funds from holding investments in companies that, in the judgment of the trustees, substantially contribute to genocide or crimes against humanity.

"Ethical investing" may mean different things to different people, but few people want their hard-earned savings to be invested in companies that help to fund genocide.  In fact, in a 2007 study, 71% of respondents said companies should take extreme cases of human rights abuses, such as genocide, into account rather than base investment decisions solely on economic criteria.  This is not surprising.  Looking back, who would support the idea of investing in firms that sought to make a profit by selling Zyklon-B gas to the Nazis or machetes for the genocide in Rwanda?

Investors Against Genocide, a project of the Massachusetts Coalition to Save Darfur Inc., a 501c3 non-profit, is dedicated to convincing mutual funds, such as Vanguard, to adopt procedures to prevent investments in companies that substantially contribute to genocide.

The shareholder proposal in Question 3 is not theoretical.  Right now the Government in Sudan is waging a genocide in Darfur.  Avoiding the small number of problem companies that are substantially contributing to the genocide in Darfur should not result in any significant effect on performance.

As a small non-profit organization, we cannot afford the fees Vanguard is charging us to send this email to shareholders in all 30 Vanguard funds eligible to vote, but we are emailing to a small subset, including you.  That makes your vote especially important.  If the shareholder proposal receives strong support, it will be a major victory for the cause of genocide-free investing.

•
If you have not voted and still have your proxy, please vote FOR Question 3.  YOUR VOTE WILL MATTER.  ALSO VOTE IN OTHER VANGUARD FUNDS YOU OWN THAT INCLUDE THIS QUESTION.  If you know your control number and security code visit www.proxy-direct.com/vanguard to cast your vote.

•
If you want to change your vote or have discarded your proxy materials, you can still vote FOR Question 3.  Just contact Vanguard at 800-822-8978 and ask for instructions on how to revote or vote after discarding your materials.

•	If you are not sure about how to vote, want to learn more, are having difficulty voting, or want to send an additional message to Vanguard, visit www.GenocideFreeVanguard.net.

Vanguard opposes Question 3 and claims that the shareholder proposal, if adopted, would simply result in a “duplicate” of Vanguard’s existing procedure.  We strongly disagree.  The shareholder proposal requests that the Vanguard board “institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity.”  In contrast, the practices and procedures outlined in Vanguard’s statement of opposition consist of a “formal procedure for regular reporting to the trustees on portfolio companies whose direct involvement in crimes against humanity or patterns of egregious abuses of human rights would warrant engagement or potential divestment.”  Read more at www.GenocideFreeVanguard.net.

If you support the concept of the “genocide-free investing” proposal, vote FOR Question 3.  Please don’t simply accept Vanguard’s claim.  Supporting Question 3 is needed to encourage the trustees of Vanguard to adopt a procedure that clearly identifies their approach to preventing holdings in companies that substantially contribute to genocide or crimes against humanity.

TIAA-CREF, another giant mutual fund, has adopted strong policies to draw the line at investing in companies that contribute to genocide, joining many states and colleges that adopted Sudan divestment policies.  Now, if Vanguard acts, it could set a new standard for the world's mutual funds.

Please join the millions of private investors who have already voted for genocide-free investing.  Together we can influence mutual fund companies like Vanguard to adopt procedures to prevent investing in companies that substantially contribute to genocide.

Sincerely,

Eric Cohen
Chairperson, Investors Against Genocide

ABOUT MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

Massachusetts Coalition to Save Darfur, Inc. is a qualified tax-exempt 501(c)(3) corporation.  It does not hold any of Registrant’s outstanding shares.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM SHAREHOLDERS FOR USE AT THE 2009 VANGUARD ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY PARTICIPATION.  THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS, AT NO CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING VANGUARD BY TELEPHONE AT (800) 822-8978.